Exhibit 99.1
FOR IMMEDIATE RELEASE:

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR FIRST QUARTER 2012

Continuing to Lead Industry’s Development of Digital Displays and
Other Innovative Products to Drive Growth

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San Antonio, Texas May 4, 2012…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the first quarter ended March 31, 2012.

“Our Company continued to generate solid revenues this quarter – despite the lingering economic challenges, especially in Europe,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc.  “Under the unified leadership of William Eccleshare, we are continuing to invest significantly in digital displays and other innovative platforms to drive future growth, while working hard to better serve our marketing partners with our global talent and experience.”

“Clear Channel Outdoor Holdings has the financial strength and global assets to continue to deliver unmatched value to our clients,” said Chief Executive Officer William Eccleshare. “This quarter’s revenues benefited significantly from our digital investments last year, and we further fueled that growth this quarter with an additional 57 digital billboard installations across the U.S. for an overall total of 914, an increase of more than 250 billboards from the first quarter of 2011.  Street furniture drove our revenue growth internationally, especially in China, France, and Australia. We will continue to develop and deploy our unique digital products and services in a way that will further strengthen our position around the world.”

First Quarter 2012 Results

The Company reported revenues of $651 million in the first quarter of 2012, a slight increase from the $650 million for the same period of 2011.  Excluding the effects of movements in foreign exchange rates,1 revenues grew 2%.

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Americas revenues rose $10 million, or 4%, compared to the first quarter of 2011 driven by revenue growth from bulletins and airports, particularly digital, due to continued deployment of digital displays and higher rates for airport displays.

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International revenues grew slightly compared to the first quarter of 2011, excluding the effects of movements in foreign exchange rates, resulting mainly from revenue growth in street furniture being partially offset by decreases in billboard revenues.  On a reported basis, revenues declined $9 million, or 2%, due to unfavorable movements in foreign exchange rates.

OIBDAN1 totaled $83 million in the first quarter of 2012 compared to $117 million in the first quarter of 2011, reflecting a decrease of 29%.  Excluding an $18 million unfavorable litigation impact associated with the Company’s Latin American operations, OIBDAN declined 13% to $101 million.  The quarter’s OIBDAN reflects higher costs associated with new contracts gained and investments made during 2011, as well as strategic initiatives to further benefit the Company’s businesses.

Net loss attributable to the Company totaled $44 million, or $0.14 per diluted share, in the first quarter of 2012.  This compares to net loss attributable to the Company of $10 million, or $0.03 per diluted share, for the same period of 2011.

During the quarter and in connection with the appointment of William Eccleshare as the Company’s Chief Executive Officer, the Company re-evaluated its segment reporting and determined that its Latin American operations were more appropriately aligned with the operations of its International segment.  As a result, the operations of Latin America are no longer reflected within the Company’s Americas segment and are currently included in the results of its International segment.  Accordingly, the Company has restated the corresponding segment operations for prior periods.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Revenues1:
Americas	$280,151	$269,701	4%
International	371,132	380,513	(2%)
Consolidated revenues	$651,283	$650,214	0%
Operating Expenses1, 2:
Americas	$195,057	$183,340	6%
International	349,004	328,149	6%
Consolidated operating expenses	$544,061	$511,489	6%

OIBDAN1:
Americas	$85,094	$86,361	(1%)
International	22,128	52,364	(58%)
Corporate1, 2	(24,249)	(21,941)
Consolidated OIBDAN	$82,973	$116,784	(29%)

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; (vii) OIBDAN to net income (loss); and (viii) OIBDAN excluding effects of Latin American litigation to OIBDAN.  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.

Americas

Americas revenues rose $10 million, or 4%, compared to the first quarter of 2011, driven by revenue growth from bulletins and airports, particularly digital displays.  Bulletin revenues increased primarily as a result of the Company’s continued deployment of digital displays, while higher average rates drove the revenue growth from airport displays.

Operating expenses grew $12 million during the first quarter of 2012 compared to the same period of 2011, reflecting increased site lease expenses associated with greater airport and bulletin revenues, as well as higher production costs related to new contracts and greater expenses due to the additional deployment of more than 250 digital billboards since the first quarter of 2011.   Also contributing to the growth in expenses were greater compensation costs related to the increased revenues.

Americas OIBDAN for the first quarter of 2012 totaled $85 million, a decrease of 1% compared to OIBDAN of $86 million for the same period of 2011.

As of March 31, 2012, the Company has deployed more than 900 digital billboards, including 57 during the quarter, across 37 markets in the United States.

International

International revenues declined $9 million, or 2%, compared to the first quarter of 2011, resulting primarily from $11 million of unfavorable movements in foreign exchange rates.  Growth in street furniture revenues across certain countries, including China, France and Australia, was partially offset by decreases in billboard revenues from various other countries, including the U.K. and Italy.

Operating expenses increased $21 million.  Excluding the effects of movements in foreign exchange rates, operating expenses rose $32 million.  Expenses totaling $18 million reflected the unfavorable impact of litigation in Latin America, including certain expenses related to the Brazil litigation discussed further in the Company’s Quarterly Form 10-Q to be filed with the SEC later today.  The growth in operating expenses also reflects the higher costs associated with new contracts gained during 2011, as well as spending on various strategic initiatives during the quarter.

International OIBDAN for the first quarter of 2012 decreased 58% to $22 million from $52 million in 2011.  Excluding increased expenses associated with the Latin American litigation, OIBDAN declined 22%.

Conference Call

The Company, along with its parent company CC Media Holdings, Inc., will host a teleconference to discuss results today at 9:00 a.m. Eastern Time.  The conference call number is 1-866-233-3841 and the passcode is 245489.  The teleconference will also be available via a live audio cast on the investor section of the Clear Channel Outdoor Holdings, Inc. website, located at http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 11:00 a.m. Eastern Time, for a period of 30 days.  The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 245489.  The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended March 31,
	2012	2011
Revenues	$651,283	$650,214
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	394,053	391,380
Selling, general and administrative expenses (excludes depreciation and amortization)	153,149	123,180
Corporate expenses (excludes depreciation and amortization)	24,310	21,983
Depreciation and amortization	92,337	102,330
Other operating income – net	4,003	4,802
Operating income (loss)	(8,563)	16,143

Interest expense	67,831	60,983
Interest income on Due from Clear Channel	15,980	9,053
Equity in earnings (loss) of nonconsolidated affiliates	421	(71)
Other income (expense) – net	(494)	3,111
Loss before income taxes	(60,487)	(32,747)
Income tax benefit	15,294	22,355
Consolidated net loss	(45,193)	(10,392)
Less: amount attributable to noncontrolling interest	(1,323)	(851)

Net loss attributable to the Company	$(43,870)	$(9,541)

Diluted net loss per share	$(0.14)	$(0.03)

Weighted average shares outstanding – Diluted	356,363	355,793

Foreign exchange rate movements decreased the Company’s 2012 first quarter revenues and direct operating and SG&A expenses by approximately $11 million and $11 million, respectively, compared to the same period of 2011.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2012 and December 31, 2011 was:

(In millions)	March 31, 2012	December 31, 2011
Cash	$534.8	$542.7
Total Current Assets	$1,421.5	$1,453.7
Net Property, Plant and Equipment	$2,245.0	$2,246.7
Due from Clear Channel Communications	$702.8	$656.0
Total Assets	$7,132.4	$7,088.2

Current Liabilities (excluding current portion of long-term debt)	$730.1	$697.2
Long-Term Debt (including current portion of long-term debt)	$4,745.1	$2,545.9
Shareholders’ Equity	$559.3	$2,740.2

TABLE 3 - Total Debt

At March 31, 2012 and December 31, 2011, Clear Channel Outdoor Holdings had net debt of:

(In millions)	March 31, 2012	December 31, 2011
Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	$500.0	$500.0
9.25% Series B Senior Notes Due 2017	2,000.0	2,000.0
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	—
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	—
Other Debt	45.1	45.9
Total	4,745.1	2,545.9
Cash	534.8	542.7
Net Debt	$4,210.3	$2,003.2

The current portion of long-term debt, which is included in Other Debt, was $23.5 million as of March 31, 2012.

Liquidity and Financial Position

For the quarter ended March 31, 2012, cash flow provided by operating activities was $95 million, cash flow used for investing activities was $53 million, cash flow used for financing activities was $54 million, and the effect of exchange rate changes on cash was $3 million, for a net decrease in cash of $8 million.

Capital expenditures for the quarter ended March 31, 2012 totaled approximately $56 million compared to $46 million for the quarter ended March 31, 2011.

On March 15, 2012, the Company’s wholly owned subsidiary, Clear Channel Worldwide Holdings, Inc., issued $275 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 and $1,925 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020.  In connection with the note issuance, the Company paid a special cash dividend equal to $2,170 million, or $6.083 per share, to Class A and Class B stockholders.

The Clear Channel Worldwide Holdings, Inc. Senior Notes indentures restrict the Company’s ability to incur additional indebtedness but permit the Company to incur additional indebtedness based on an incurrence test.  In order to incur additional indebtedness under this test, the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively.  The Clear Channel Worldwide Holdings, Inc. Series B Senior Notes indenture permits the Company to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively.  If these ratios are not met, the Company has certain exceptions that allow the Company to pay dividends, including a $500 million exception for the payment of dividends.

Consolidated leverage ratio, defined as total debt divided by EBITDA for the preceding four quarters, was 5.9:1 at March 31, 2012, and senior leverage ratio, defined as senior debt divided by EBITDA for the preceding four quarters, was 3.2:1 at March 31, 2012.  The Company’s adjusted EBITDA of $799.1 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $52.4 million for non-cash items; (ii) an increase of $26.8 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iii) an increase of $8.8 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions that are excluded.

In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; (vii) OIBDAN to net income (loss); and (viii) OIBDAN excluding effects of Latin American litigation to OIBDAN.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income – net	OIBDAN
Three Months Ended March 31, 2012
Americas	$40,204	$1,932	$42,958	$—	$85,094
International	(28,116)	1,209	49,035	—	22,128
Corporate	(24,654)	61	344	—	(24,249)
Other operating income – net	4,003	—	—	(4,003)	—
Consolidated	$(8,563)	$3,202	$92,337	$(4,003)	$82,973

Three Months Ended March 31, 2011
Americas	$35,571	$2,168	$48,622	$—	$86,361
International	(2,247)	903	53,708	—	52,364
Corporate	(21,983)	42	—	—	(21,941)
Other operating income – net	4,802	—	—	(4,802)	—
Consolidated	$16,143	$3,113	$102,330	$(4,802)	$116,784

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated revenues	$651,283	$650,214	0%
Excluding: Foreign exchange decrease (increase)	10,694	—
Revenues excluding effects of foreign exchange	$661,977	$650,214	2%

Americas revenues	$280,151	$269,701	4%
Excluding: Foreign exchange decrease (increase)	(79)	—
Americas revenues excluding effects of foreign exchange	$280,072	$269,701	4%

International revenues	$371,132	$380,513	(2%)
Excluding: Foreign exchange decrease (increase)	10,773	—
International revenues excluding effects of foreign exchange	$381,905	$380,513	0%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated expenses	$547,202	$514,560	6%
Excluding: Foreign exchange decrease (increase)	11,125	—
Expenses excluding effects of foreign exchange	$558,327	$514,560	9%

Americas expenses	$196,989	$185,508	6%
Excluding: Foreign exchange decrease (increase)	(80)	—
Americas expenses excluding effects of foreign exchange	$196,909	$185,508	6%

International expenses	$350,213	$329,052	6%
Excluding: Foreign exchange decrease (increase)	11,205	—
International expenses excluding effects of foreign exchange	$361,418	$329,052	10%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated OIBDAN	$82,973	$116,784	(29%)
Excluding: Foreign exchange decrease (increase)	(431)	—
OIBDAN excluding effects of foreign exchange	$82,542	$116,784	(29%)

Americas OIBDAN	$85,094	$86,361	(1%)
Excluding: Foreign exchange decrease (increase)	1	—
Americas OIBDAN excluding effects of foreign exchange	$85,095	$86,361	(1%)

International OIBDAN	$22,128	$52,364	(58%)
Excluding: Foreign exchange decrease (increase)	(432)	—
International OIBDAN excluding effects of foreign exchange	$21,696	$52,364	(59%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Americas	$196,989	$185,508	6%
Less: Non-cash compensation expenses	(1,932)	(2,168)
	195,057	183,340	6%

International	350,213	329,052	6%
Less: Non-cash compensation expenses	(1,209)	(903)
	349,004	328,149	6%

Plus: Non-cash compensation expenses	3,141	3,071
Consolidated divisional operating expenses	$547,202	$514,560	6%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Corporate Expenses	$24,310	$21,983	11%
Less: Non-cash compensation expenses	(61)	(42)
	$24,249	$21,941	11%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended March 31,
	2012	2011
OIBDAN	$82,973	$116,784
Non-cash compensation expense	3,202	3,113
Depreciation and amortization	92,337	102,330
Other operating income – net	4,003	4,802
Operating income (loss)	(8,563)	16,143

Interest expense	67,831	60,983
Interest income on Due from Clear Channel	15,980	9,053
Equity in earnings (loss) of nonconsolidated affiliates	421	(71)
Other income (expense) – net	(494)	3,111
Loss before income taxes	(60,487)	(32,747)
Income tax benefit	15,294	22,355
Consolidated net loss	(45,193)	(10,392)
Less: amount attributable to noncontrolling interest	(1,323)	(851)

Net loss attributable to the Company	$(43,870)	$(9,541)

Reconciliation of OIBDAN excluding Effects of Latin American Litigation to OIBDAN

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated OIBDAN	$82,973	$116,784	(29%)
Excluding: Latin American litigation	18,457	—
Consolidated OIBDAN excluding effects of Latin American litigation	$101,430	$116,784	(13%)

International OIBDAN	$22,128	$52,364	(58%)
Excluding: Latin American litigation	18,457	—
International OIBDAN excluding effects of Latin American litigation	$40,585	$52,364	(22%)

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States.  Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 900 digital billboards across 37 U.S. markets.  Clear Channel Outdoor Holdings’ International segment operates in over 30 countries across Asia, Australia, Europe, and Latin America in a wide variety of formats.

For further information, please contact:

Media

Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors

Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web site at www.clearchanneloutdoor.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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